FEE AGREEMENT

To whom it may concern:

For and in consideration of the covenants contained herein the undersigned agree to the terms stated below. HADRON, INC. * (see Attachment) ("Assignor") and COMMERCE FUNDING CORPORATION ("CFC") ("Assignee") agree that for a period of one year commencing SEPTEMBER 6, 1995 to September 6, 1996, Assignor shall deal exclusively and solely with Assignee in the factoring of its accounts receivable. This Fee Agreement will renew for successive twelve month terms unless cancelled thirty days prior to the last day of each term. During such period Assignee shall make available to Assignor the following terms subject to increases in the prime rate (the amount of any increase in the prime rate above 9.00% will increase the daily rate an equivalent amount) and subject to the terms and conditions of the "Assignment and Transfer of Receivables Agreement", as of the date of this agreement.

o    80% advance; 20% holdback;

o .05205% daily rate based upon the outstanding principal balance (net) for advances from Assignee to Assignor. Assignee may, at Assignee's discretion, charge a minimum fee per each invoice funded based upon a 10 day outstanding period (.5205%).

o An additional credit facility in an amount equal to 18.0% of the total (gross) funded invoices is available for draws. The above rates apply.

o    There is no  Annual Commitment Fee.   Also, there is no  fee
for early termination of this agreement.

o Neither this Agreement nor any other Agreement pursuant to this contract financing arrangement shall be deemed accepted or constitute an offer or be binding upon CFC until accepted and executed by CFC's authorized officer at its principal office in Vienna, Virginia.

Assignor:  HADRON, INC.            Sworn to and subscribed before
                                   me this 23rd day
By:  /S/ C.W. Gilluly              of August, 1995.
     ____________________

NAME:   C.W. Gilluly               Caridad C. Miller
                                        NOTARY PUBLIC

TITLE:   CEO                       My commission expires:
                                        12/31/98
DATE:  August 23, 1995

ASSIGNEE:
COMMERCE FUNDING CORPORATION
                                   Sworn to and subscribed before
                                   me this 28th day
By:  /S/ Larry Ortiz               of August, 1995
     ____________________

NAME:   Larry Ortiz                Gina A. Warring
                                        NOTARY PUBLIC

TITLE:   Sr. Vice President        My commission expires:
                                       6/30/98


                            ATTACHMENT


Hadron, Inc. includes:

Acumenics Research & Technology, Inc.
A Maryland Corporation
a wholly-owned subsidiary of Hadron, Inc.

Aerospace Sciences, Inc.
A Virginia Corporation
a wholly-owned subsidiary of Hadron, Inc.

P.E.N. Acquisition, Inc.
A Virginia Corporation
a wholly-owned subsidiary of Aerospace Sciences, Inc.

Performance Engineering Network Incorporated
A Delaware Corporation
acquired by P.E.N. Acquisition, Inc.


By acknowledgment below, being an authorized representative of Hadron, Inc., I represent the above as being true and correct.

HADRON, INC.                       Sworn to and subscribed before
                                   me this 23rd day
By:   /S/ C.W. Gilluly             of August, 1995.
     ____________________

NAME:   C.W. Gilluly               Caridad C. Miller
                                        NOTARY PUBLIC

TITLE:   CEO                       My commission expires:
                                         12/31/98
DATE:  August 23, 1995